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                                                                     Exhibit 21
                                MARSHALL & ILSLEY CORPORATION

                                        SUBSIDIARIES

                                      February 28, 1994

M&I Bank of Antigo
M&I Bank of Beloit
M&I Bank of Cambridge
M&I Bank of Dodgeville
M&I Bank of Eagle River
M&I Bank of Mayville
M&I Bank of Menomonee Falls
M&I Bank of Mosinee
M&I Bank of Oconomowoc
M&I Bank of Onalaska
M&I Bank of Racine
M&I Bank of Watertown
M&I Central Bank & Trust
M&I Central State Bank
M&I Citizens American Bank
M&I Community State Bank
M&I First American National Bank
M&I First National Bank
M&I First National Bank of Superior
M&I Fox Heights Bank
M&I Greater Milwaukee Bank
M&I Greater Waukesha Bank
M&I Lake Country National Bank
M&I Lancaster State Bank
M&I Madison Bank
M&I Marshall & Ilsley Bank
M&I Merchants Bank
M&I Mid-State Bank, N.A.
M&I National Bank of Ashland
M&I National Bank of Neillsville
M&I New Holstein Bank
M&I Northern Bank
M&I South Shore Bank
M&I Thunderbird Bank
M&I Wauwatosa State Bank
M&I Western State Bank
M&I Capital Markets Group, Inc.
M&I Data Services, Inc.
M&I Financial Corp.
M&I First National Leasing Corp.
M&I Insurance Company of Arizona, Inc.
M&I Investment Management Corp.
M&I Marshall & Ilsley Trust Company of Arizona
M&I Mortgage Corp.
M&I Servicing Corp.
Marshall & Ilsley Trust Company
Marshall & Ilsley Trust Company of Florida
Richter-Schroeder Company, Inc.


(Each subsidiary was incorporated in Wisconsin, except the M&I Marshall & Ilsley Trust Company of Arizona, M&I Insurance Company of Arizona, Inc. and M&I Thunderbird Bank, incorporated in Arizona; the Marshall & Ilsley Trust Company of Florida, incorporated in Florida; M&I Servicing Corp., incorporated in Nevada; M&I First National Bank, M&I First National Bank of Superior, M&I First American National Bank, M&I Mid-State Bank, N.A., M&I National Bank of Ashland, M&I National Bank of Neillsville and M&I Lake Country National Bank organized as national banking associations.)